Exhibit 24.1
April 19, 2021

Thomas A. Fanning, Andrew W. Evans and Melissa K. Caen

Gentlemen and Ms. Caen:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of its common stock under the Southern Company 2021 Equity and Incentive Compensation Plan, in an amount not to exceed 27,500,000 shares.
    The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments).

Yours very truly,
THE SOUTHERN COMPANY
By	/s/Thomas A. Fanning
Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Janaki Akella Janaki Akella	/s/John D. Johns John D. Johns
/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Dale E. Klein Dale E. Klein
/s/Henry A. Clark III Henry A. Clark III	/s/Ernest J. Moniz Ernest J. Moniz
/s/Anthony F. Earley, Jr. Anthony F. Earley, Jr.	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	/s/E. Jenner Wood III E. Jenner Wood III
/s/David J. Grain David J. Grain	/s/Andrew W. Evans Andrew W. Evans
/s/Colette D. Honorable Colette D. Honorable	/s/Ann P. Daiss Ann P. Daiss
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER: That, for the purpose of signing (i) the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Commission with respect to the issuance and sale by the Company of additional shares of the Common Stock under the 2021 Omnibus Plan and any amendment or amendments (including post-effective amendments) thereto and (ii) the post-effective amendment to the 2011 Registration Statement and any further post-effective amendments thereto, the Company, the members of its Board and its officers are hereby authorized to give their several powers of attorney to Thomas A. Fanning, Andrew W. Evans and Melissa K. Caen;

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    The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 19, 2021, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: May 27, 2021	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary